UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 11, 2006

Commission File Number	Exact name of registrant as specified in its charter and principal office address and telephone number	State of Incorporation	I.R.S. Employer I.D. Number
1-16163	WGL Holdings, Inc. 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-2000	Virginia	52-2210912
0-49807	Washington Gas Light Company 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-4440	District of Columbia and Virginia	53-0162882

Former name or former address, if changed since last report: None
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
On July 11, 2006, the management of Washington Gas Light Company (the Company or Washington Gas), a wholly owned subsidiary of WGL Holdings, Inc., informed its employees that the Company will pursue an exploratory step for possible business outsourcing by developing and issuing Requests for Proposals (RFPs) to potential service providers. This action is consistent with the Company’s strategic objective of achieving improvements in the performance of its utility business and is based on its commitment to provide safe, reliable gas delivery service to customers at a reasonable cost. The issuance of a RFP does not commit the Company to outsource any functions and follow up action will be determined after completing a thorough evaluation of the proposals. However, if the Company does ultimately outsource certain functions, it will do so with the intent of providing improved performance and reducing certain expenses. The timing and amount of any expense savings that may be realized and any costs that are incurred to achieve those savings if outsourcing occurs can not be determined at this time.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

WGL Holdings, Inc.
and
Washington Gas Light Company
(Registrants)

Date: July 11, 2006	/s/ Mark P. O’Flynn

Mark P. O’Flynn
Controller
(Principal Accounting Officer)